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                      FIFTH AMENDMENT TO RIGHTS AGREEMENT

     This Fifth Amendment (the "Amendment") is made effective as of November 10, 1995 to the Rights Agreement dated as of December 15, 1987 and amended as of July 31, 1991, as of November 27, 1991, as of December 3, 1992 and as of November 1, 1993 (collectively, the "Rights Agreement"), between Cooper Development Company, a Delaware corporation (the "Company"), and The First National Bank of Boston (the "Rights Agent").

     Pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof. All acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.

     In consideration of the foregoing premises and the mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:

     1. Section 1(a) of the Rights Agreement is hereby modified and amended to read in its entirety as follows:

     (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person,
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shall be the Beneficial Owner of thirty percent (30%) or more of the shares of
Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such Plan. Notwithstanding the foregoing, no Person shall become an Acquiring Person as the result of (i) an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person to thirty percent (30%) or more of the Common Stock of the Company then outstanding, (ii) an acquisition by any Person of shares of the Company's Common Stock upon conversion of outstanding promissory notes originally issued by the Company pursuant to Note Purchase Agreements dated as of December 11, 1992, as of February 24, 1993, as of May 28, 1993, as of October 15, 1993 and as of October 29, 1993 into shares of the Company's Common Stock or (iii) an acquisition by any Person of shares of the Company's Common Stock upon exercise of warrants to purchase shares of the Company's Common Stock issued pursuant to that certain Note and Warrant Purchase Agreement dated as of November 10, 1995, provided, however, that if a Person shall become the Beneficial Owner of thirty percent (30%) or more of the Common Stock of the Company then outstanding by reason of purchases of shares of Common Stock by the Company, conversion of the aforesaid promissory notes or exercise of the aforesaid

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warrants, then the percentage ownership of the Company's Common Stock which subsequently causes a person to be deemed an "Acquiring Person" shall be increased to the greatest percentage ownership outstanding immediately upon consummation of such purchases, conversion of such promissory notes or exercise of such warrants.

2. Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms.

3. This Amendment to the Rights Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

4. This Amendment to the Rights Agreement may be executed in any number of counterparts, and each of such counterparts shall be for all purposes deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5. Except as expressly set forth herein, this Amendment to the Rights Agreement shall not by implication or otherwise, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights
Agreement to be duly executed as of the day and year first above written.


COOPER DEVELOPMENT COMPANY

BY:________________________

TITLE:_____________________


THE FIRST NATIONAL BANK OF BOSTON

BY:_________________________

TITLE:______________________

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